Exhibit 99.1

JOINT NEWS RELEASE

Third Coast Bancshares, Inc. and Great Plains Bancshares, Inc. Announce Definitive Merger Agreement

Once Completed, Combined Total Assets to Exceed $9 Billion

HOUSTON, TX and OKLAHOMA CITY, OK – October 7, 2026 – Third Coast Bancshares, Inc. (“Third Coast”) (NYSE & NYSE Texas: TCBX), the parent company of Third Coast Bank, and Great Plains Bancshares, Inc. (“Great Plains”), the parent company of Great Plains National Bank, today jointly announced the signing of a definitive merger agreement pursuant to which Third Coast will acquire Great Plains in an all-stock transaction valued at approximately $239.6 million based on Third Coast’s closing stock price as of October 6, 2026. On a pro forma basis, the combined company is expected to have approximately $9 billion in assets following the completion of the transaction.

The strategic partnership creates an opportunity to combine two culturally aligned, relationship-driven community banks, expand Third Coast’s Dallas presence and establish Third Coast’s entry into the Oklahoma market. Great Plains, headquartered in Oklahoma City, Oklahoma, has served its markets for more than 100 years and operates a 23-branch franchise across Oklahoma and Texas.

Bart Caraway, Founder, Chairman, President and Chief Executive Officer of Third Coast, said, “We are thrilled to join forces with Great Plains, an exceptional franchise rooted in relationships across Oklahoma and North Texas, a talented team, and a well-earned reputation for doing right by its customers. Together, we are creating a stronger organization with greater scale, expanded capabilities, and increased capacity to support our customers. This combination will strengthen our ability to serve businesses and communities across our markets while creating long-term value for all stakeholders.”

Mark Russell, Chief Executive Officer of Great Plains National Bank, said, “Great Plains was built on the belief that strong relationships create strong communities. As we looked to the future, it was important to find a banking partner that shared that belief. Third Coast’s commitment to relationship banking, local leadership, and community investment makes this partnership a natural fit. Together, we can honor our heritage, expand opportunities for our customers and employees, and advance our shared purpose of growing communities throughout the markets we serve.”

Transaction Details

Under the terms of the merger agreement, Thunder Merger Sub, Inc., a wholly owned subsidiary of Third Coast, will merge into Great Plains, with Great Plains’ shareholders receiving shares of Third Coast common stock in exchange for their shares of Great Plains’ common stock. Following the merger, Great Plains will merge into Third Coast and Great Plains National Bank will merge into Third Coast Bank. Great Plains will continue operating under the Great Plains brand as Great Plains Bank, a division of Third Coast Bank. Third Coast will continue to trade on the NYSE and NYSE Texas under the symbol “TCBX.”

Third Coast expects to issue 5,570,352 shares of its common stock, resulting in pro forma equity ownership of approximately 78% by Third Coast shareholders and 22% by Great Plains shareholders. Two Great Plains representatives will be appointed to the boards of directors of Third Coast and Third Coast Bank, and Mr. Russell, Great Plains’ Chief Executive Officer, has agreed to continue serving in a leadership role following the closing.

The transaction has been unanimously approved by the board of directors of both companies and is expected to close in the first quarter of 2027, subject to customary regulatory approvals and other closing conditions. Closing is also subject to approval of Great Plains’ shareholders of the merger agreement and the merger, as well as approval by Third Coast’s shareholders of the issuance of Third Coast common stock pursuant to the merger agreement.

Representing Third Coast was Keefe, Bruyette & Woods, A Stifel Company, as financial advisor, and Norton Rose Fulbright US LLP, as legal advisor. Great Plains was represented by Stephens Inc., as financial advisor, and Fenimore Kay Harrison LLP, as legal advisor.

Presentation

A slide presentation relating to the transaction can be accessed on the “Events & Presentations” section of Third Coast’s website at www.ir.thirdcoast.bank.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank. Founded in 2008 in Humble, Texas, Third Coast Bank conducts banking operations through 20 branches encompassing the four largest metropolitan areas in Texas. Please visit www.thirdcoast.bank for more information.

About Great Plains Bancshares, Inc.

Great Plains Bancshares, Inc. is the bank holding company for Great Plains National Bank. Headquartered in Oklahoma City, Oklahoma, Great Plains National Bank has served western Oklahoma and surrounding markets for more than 100 years and has expanded into the Oklahoma City metro and North Texas, operating a 23-branch franchise across Oklahoma and Texas. As of June 30, 2026, Great Plains reported approximately $1.9 billion in total assets, approximately $1.7 billion in gross loans, and approximately $1.7 billion in total deposits. For more information, please visit: www.gpbankok.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect Third Coast’s current views with respect to, among other things, future events and Third Coast’s financial performance and include, but are not limited to, the expected completion date, financial benefits and other effects of the proposed transaction. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “looking ahead,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Third Coast’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Third Coast’s control. Accordingly, Third Coast cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Third Coast believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause Third Coast’s actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: (1) the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement providing for the acquisition of Great Plains by Third Coast; (2) the outcome of any legal proceedings that may be instituted against Third Coast or Great Plains; (3) the possibility that the transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); (4) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Third Coast and Great Plains operate; (5) disruption to the parties’ businesses as a result of the announcement and pendency of the transaction; (6) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; (7) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (8) reputational risk and potential adverse reactions of Third Coast’s or Great Plains’ customers, suppliers, employees or other business partners, including those resulting from the announcement or completion of the transaction; (9) the dilution caused by Third Coast’s issuance of additional shares of its common stock in connection with the transaction; (10) a material adverse change in the financial condition of Third Coast or Great Plains; (11) general competitive, economic, political and market conditions; (12) major catastrophes such as earthquakes, floods or other natural or human disasters, including infectious disease outbreaks; (13) the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters; and (14) other factors that may affect future results of Third Coast and Great Plains including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities and other actions of the Board of Governors of the Federal Reserve System and legislative and regulatory actions and reforms. For a discussion of additional factors that could cause Third Coast’s actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in Third Coast’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”), and Third Coast’s other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if Third Coast’s underlying assumptions prove to be incorrect, actual results may differ materially from what Third Coast anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Third Coast does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for Third Coast to predict which will arise. In addition, Third Coast cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

No Offer or Solicitation

This communication is being made in respect of the proposed merger transaction involving Third Coast and Great Plains. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Important Additional Information and Where to Find It

Third Coast intends to file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement of Great Plains and Third Coast that also constitutes a prospectus of Third Coast, and Third Coast will file other documents regarding the proposed transaction with the SEC. A definitive joint proxy statement/prospectus will also be sent to Great Plains’ and Third Coast’s shareholders seeking the required shareholder approvals of the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THIRD COAST, GREAT PLAINS, THE TRANSACTION AND RELATED MATTERS.

The documents filed by Third Coast with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Third Coast may be obtained free of charge at its website at https://ir.thirdcoast.bank/financials/sec-filings/. Alternatively, these documents, when available, can be obtained free of charge from Third Coast upon written request to Third Coast Bancshares, Inc., Attn: Investor Relations, 1800 West Loop South, Suite 875, Houston, TX 77027, or by calling (713) 960-1300.

Participants in this Transaction

Third Coast, Great Plains, their respective directors and executive officers and certain of their other members of management and employees may be deemed to be participants in the solicitation of proxies from Great Plains’ shareholders and Third Coast’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Third Coast may be found in Third Coast’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 4, 2026, and in Third Coast’s proxy statement for its 2026 Annual Meeting of Shareholders, as filed with the SEC on April 16, 2026, copies of which can be obtained free of charge from Third Coast or from the SEC’s website as indicated above. To the extent the holdings of Third Coast’s securities by its directors and executive officers have changed since the amounts set forth in Third Coast’s proxy statement for its 2026 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. Additional information regarding the interests of these participants and other persons who may be deemed participants in the transaction will be included in the joint proxy statement/prospectus and other relevant materials when filed with the SEC.

Contact:

Ken Dennard / Natalie Hairston

Dennard Lascar Investor Relations

(713) 529-6600

TCBX@dennardlascar.com

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